UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

October 23, 2006

IOMAI CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-51709	52-2049149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 FIRSTFIELD ROAD, SUITE 250

GAITHERSBURG, MD 20878

(Address of principal executive offices and zip code)

(301) 556-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement.

On October 23, 2006, Iomai Corporation (“Iomai”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Purchasers”) pursuant to which Iomai agreed to sell, in a private placement (the “Private Placement”), an aggregate of 2,283,106 shares (the “Shares”) of Iomai’s common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The price per Share under the Purchase Agreement is $4.38.

Pursuant to the Purchase Agreement, Iomai agreed to file a Registration Statement (“the “Registration Statement”) on Form S-1 with the Securities and Exchange Commission (the “Commission”), within thirty-five (35) days of the closing of the Private Placement, to register the resale of the Shares.  Iomai also agreed to use commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement if the Registration Statement receives no Commission review or 120 days after the closing of the Private Placement if the Registration Statement receives Commission review. If the Registration Statement is not filed or is not declared effective by the applicable required date, then Iomai has agreed to pay each Purchaser liquidated damages at a rate equal to (i) 0.5% of the total purchase price of the Shares purchased by such Purchaser pursuant to the Purchase Agreement for the first fourteen (14) days a registration delay has occurred, (ii) 1.0% of the total purchase price of the Shares purchased by such Purchaser pursuant to the Purchase Agreement for the second fourteen (14) days a registration delay has occurred, and (iii) 2.5% of the total purchase price of the Shares purchased by such Purchaser pursuant to the Purchase Agreement for every successive thirty (30) day period that occurs thereafter.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Purchaser in respect of the same Shares for the same period of time or (b) for each of the first two (2) years following the closing date, in an annual aggregate amount that exceeds 18% of the purchase price paid by the Purchaser for the Shares provided that the penalty in the second year shall reset at the one (1) year anniversary of the date the registration delay occurred.

The foregoing description of the Private Placement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1 which is incorporated herein by this reference.

ITEM 3.02.            Unregistered Sales of Equity Securities.

Iomai expects the Private Placement of the Shares will result in gross proceeds to Iomai of approximately $10 million.

The Shares were offered and sold in the Private Placement to accredited investors without registration under the Securities Act in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Accordingly, the securities issued in the Private Placement have not been registered under the Securities Act and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.  Management made its determination regarding the availability of such exemptions based upon the facts and circumstances surrounding the Private Placement, including each Purchaser representing that it is an accredited investor as such term is used in Regulation D, the absence of general solicitation or general advertising in connection with the Private Placement, and the inclusion of restrictive legends on the certificates for the Shares.

Additional information regarding the Shares and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01.            Other Events.

On October 23, 2006, Iomai issued a press release announcing it had entered into the Purchase Agreement in connection with the Private Placement. The full text of Iomai’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

10.1	Purchase Agreement by and among Iomai and the Purchasers thereto dated October 23, 2006

99.1	Press Release issued by Iomai Corporation on October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION

Date: October 23, 2006	By:	/s/ Stanley C. Erck
Name: Stanley C. Erck
Title: President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement by and among Iomai and the Purchasers thereto dated October 23, 2006
99.1	Press Release dated October 23, 2006.